Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
Precision Optics Corporation, Inc.

We consent to the inclusion of our report dated October 1, 2012 related to the financial statements as of and for the year ended June 30, 2012 in the Registration Statement on Form S-1 of Precision Optics Corporation, Inc., relating to the registration of 5,730,547 shares of common stock.

We also consent to the reference to our firm under the caption “Experts” in this Registration Statement.

/s/ Stowe & Degon LLC

Westborough, MA

December 6, 2012